Exhibit 99.1

        Gibraltar Reports Record Quarterly Sales, Net Income,
       and Earnings Per Share; Net Income Increases by 87% on a
          27% Gain in Sales; Double-Digit Growth Contributes
                   to Record Quarterly EPS of $.78

    BUFFALO, N.Y.--(BUSINESS WIRE)--July 28, 2004--Gibraltar (Nasdaq:
ROCK) said today that its sales in the second quarter of 2004 were $257 million, an increase of 27 percent from $203 million in the second quarter of 2003. Sales for the first six months of 2004 were $469 million, an increase of 29 percent compared to $365 million in the first half of 2003.
    Net income of $15.4 million in the second quarter of 2004 increased by 87 percent from $8.3 million in the second quarter of 2003. During the first half of 2004, net income was $24.8 million, an increase of 88 percent compared to $13.2 million in the first six months of 2003.
    Earnings per share in the second quarter of 2004 were $.78, compared to $.51 in the second quarter of 2003, an increase of 53 percent, on approximately 22 percent more weighted average shares outstanding as a result of Gibraltar's successful completion of its 3.2-million share secondary stock offering last December. During the first half of 2004, earnings per share were $1.26, compared to $.82 in the first half of 2003, an increase of 54 percent, on approximately 22 percent more weighted average shares outstanding.
    "Our performance in the second quarter was helped by the national manufacturing and distribution foot print established last year and the continued ramp up of available capacity utilization. Gross margins exceeded 20 percent and operating margins were 10.7 percent, indicative of our year-over-year continuous improvement programs and a generally improving economic climate," said Brian J. Lipke, Gibraltar's Chairman and Chief Executive Officer.
    "All segments generated double-digit sales increases in the second quarter, and even stronger improvements in operating income. We had continued strong performances in our targeted growth segments including building products and heat treating. We estimate that the majority of our second-quarter sales improvement came from higher unit volumes, with the balance coming from acquisition timing and higher selling prices (which were largely the result of the unprecedented increase in steel prices)," said Mr. Lipke.
    On June 1, Gibraltar completed the acquisition of the assets of the powdered metals division of SCM Metal Products. SCM manufactures non-ferrous metal powder products that are used in brazing pastes, roofing shingles, oil-less bearings, and friction products, among others. SCM has more than one hundred customers, in a number of different industries, including automotive, aerospace, electronics, and consumer products. Nearly one-third of its sales (which were $45 million in 2003) go to customers in Europe, Asia, and Central and South America.
    During the second quarter, Gibraltar also took steps to strengthen its balance sheet. It entered into a $75-million private placement of debt, with a term of seven years and a rate of 5.75 percent. An initial draw of $25 million was used to lower the balance on Gibraltar's revolving credit facility. The balance, which will be drawn down at specific future intervals, will be used for general corporate purposes, including internal growth initiatives and potential acquisitions.
    "We were able to term out a significant portion of our credit line at favorable rates and terms. These and other steps that we are taking to strengthen our balance sheet, together with our strong and consistent financial performance, will continue to give us access to the funds necessary to reach our strategic growth goals," said Mr. Lipke.
    "We expect to continue our positive sales and earnings momentum in the third quarter; however, the volatility in the steel supply markets has not abated. At this point, we are confidently managing the situation and therefore we expect our third-quarter earnings per share will be in the range of $.61 to $.65, compared to $.49 in the third quarter of 2003, on approximately 22 percent more weighted average shares outstanding," said Mr. Lipke. The second quarter is historically the strongest period for Gibraltar, with growth slowing in the third quarter as a result of model year changeovers in the auto industry and seasonal slowing in the building industry.
    Gibraltar is a manufacturer and distributor of more than 5,000 residential and commercial building products, one of North America's leading metal processors, and North America's second-largest commercial heat treater. The Company serves approximately 10,000 customers in a variety of industries in all 50 states, Canada, Mexico, Europe, Asia, and Central and South America. It has approximately 4,000 employees and operates 72 facilities in 26 states, Canada, and Mexico.
    Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: the impact of the availability and the effects of changing steel prices on the Company's results of operations; changing demand for the Company's products; risks associated with the integration of acquisitions; and changes in interest or tax rates.
    Gibraltar will review its second-quarter results and discuss its outlook for the third quarter during its quarterly conference call, which will be held at 11 a.m. Eastern Time on July 29. Details of the call can be found on Gibraltar's Web site, at www.gibraltar1.com.
    Gibraltar's news releases, along with comprehensive information about the Company, are available on the Internet, at www.gibraltar1.com.


                     GIBRALTAR STEEL CORPORATION
                         Financial Highlights
                (in thousands, except per share data)


                                             Three Months Ended
                                        June 30,  2004   June 30, 2003
                                        --------------   -------------
Net Sales                              $      257,485   $     203,406
Net Income                             $       15,444   $       8,251
Net Income Per Share-Basic             $          .79   $         .52
Weighted Average Shares Outstanding-
 Basic                                         19,539          15,938
Net Income Per Share-Diluted           $          .78   $         .51
Weighted Average Shares Outstanding-
 Diluted                                       19,703          16,103






                                              Six Months Ended
                                       June 30,  2004   June 30, 2003
                                       ---------------  --------------
Net Sales                             $       469,480  $      364,938
Net Income                            $        24,789  $       13,155
Net Income Per Share-Basic            $          1.27  $          .83
Weighted Average Shares Outstanding-
 Basic                                         19,485          15,925
Net Income Per Share-Diluted          $          1.26  $          .82
Weighted Average Shares Outstanding-
 Diluted                                       19,641          16,086




                     GIBRALTAR STEEL CORPORATION

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                June 30,  December 31,
                                                  2004         2003
                                                -----------  ---------
                                                (unaudited)  (audited)
Assets
-----------------------------------------------
Current assets:
       Cash and cash equivalents               $    10,297  $  29,019
       Accounts receivable                         162,863    102,591
       Inventories                                 141,233    107,531
       Other current assets                         11,204     10,309
                                                -----------  ---------
          Total current assets                     325,597    249,450

Property, plant and equipment, net                 265,978    250,029
Goodwill                                           280,853    267,157
Investments in partnerships                          6,643      5,044
Other assets                                         5,924      6,063
                                                -----------  ---------
                                               $   884,995  $ 777,743
                                                ===========  =========

Liabilities and Shareholders' Equity
-----------------------------------------------
Current liabilities:
       Accounts payable                        $    76,065  $  49,879
       Accrued expenses                             42,948     29,029
       Current maturities of long-term debt         19,192     19,848
                                                -----------  ---------
          Total current liabilities                138,205     98,756

Long-term debt                                     255,711    222,402
Deferred income taxes                               59,992     55,982
Other non-current liabilities                        5,553      6,422
Shareholders' equity:
       Preferred stock, $.01 par value;
        authorized: 10,000,000 shares;
         none outstanding                                -          -
       Common stock, $.01 par value; authorized
        50,000,000 shares; issued 19,651,200 and
         19,274,069 shares in 2004 and 2003,
          respectively                                 196        193
       Additional paid-in capital                  207,053    199,206
       Retained earnings                           219,063    196,138
       Unearned compensation                          (648)      (818)
       Accumulated other comprehensive loss           (130)      (538)
                                                -----------  ---------
                                                   425,534    394,181
Less: cost of 27,000 and 19,000 common shares
 held in treasury in 2004 and 2003,
 respectively                                            -          -
                                                -----------  ---------
             Total shareholders' equity            425,534    394,181
                                                -----------  ---------
                                               $   884,995  $ 777,743
                                                ===========  =========




                     GIBRALTAR STEEL CORPORATION

             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share date)

                             Three Months Ended      Six Months Ended
                                  June 30,               June 30,
                           2004         2003          2004     2003
                          -------- ------------      -------- --------
                        (unaudited)(unaudited) (unaudited) (unaudited)
Net sales                $257,485 $    203,406      $469,480 $364,938

Cost of sales             199,183      162,902       368,418  295,359
                          -------- ------------      -------- --------

     Gross profit          58,302       40,504       101,062   69,579

Selling, general and
 administrative expense    30,721       23,185        55,272   41,618
                          -------- ------------      -------- --------

     Income from
      operations           27,581       17,319        45,790   27,961

Other (income) expense:
  Equity in partnerships'
   income                  (1,186)        (137)       (1,726)    (208)
  Interest expense          3,239        3,704         6,542    6,244
                          -------- ------------      -------- --------
  Total other expense       2,053        3,567         4,816    6,036
                          -------- ------------      -------- --------

     Income before taxes   25,528       13,752        40,974   21,925

Provision for income
 taxes                     10,084        5,501        16,185    8,770
                          -------- ------------      -------- --------

     Net income          $ 15,444 $      8,251      $ 24,789 $ 13,155
                          ======== ============      ======== ========

Net income per share -
 Basic                   $    .79 $        .52      $   1.27 $    .83
                          ======== ============      ======== ========

Weighted average shares
 outstanding - Basic       19,539       15,938        19,485   15,925
                          ======== ============      ======== ========

Net income per share -
 Diluted                 $    .78 $        .51      $   1.26 $    .82
                          ======== ============      ======== ========

Weighted average shares
 outstanding - Diluted     19,703       16,103        19,641   16,086
                           ======= ============      ======== ========


                     GIBRALTAR STEEL CORPORATION

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                                                  Six Months Ended
                                                       June 30,
                                                  2004        2003
                                               ----------- -----------
                                               (unaudited) (unaudited)

Cash flows from operating activities
-------------------------------------------
Net income                                    $    24,789 $    13,155
Adjustments to reconcile net income to net
 cash used in
   operating activities:
Depreciation and amortization                      12,001      10,957
Provision for deferred income taxes                 2,245       1,402
Equity in partnerships' income                     (1,726)       (208)
Distributions from partnerships                       846         411
Unearned compensation, net of restricted
 stock forfeitures                                     69         194
Other noncash adjustments                              48         110
Increase (decrease) in cash resulting from
 changes
   in (net of acquisitions):
     Accounts receivable                          (47,036)    (23,699)
     Inventories                                  (25,393)       (441)
     Other current assets                             619      (2,392)
     Accounts payable and accrued expenses         36,167      10,468
     Other assets                                    (997)       (263)
                                                  -------- -----------

       Net cash provided by operating
        activities                                  1,632       9,694
                                                  -------- -----------

Cash flows from investing activities
-------------------------------------------
Acquisitions, net of cash acquired                (48,600)    (83,580)
Purchases of property, plant and equipment        (10,261)    (10,169)
Net proceeds from sale of property and
 equipment                                            316         265
                                                  -------- -----------

     Net cash used in investing activities        (58,545)    (93,484)
                                                  -------- -----------

Cash flows from financing activities
-------------------------------------------
Long-term debt reduction                          (25,506)    (25,924)
Proceeds from long-term debt                       57,680     115,464
Payment of dividends                               (1,751)     (1,281)
Net proceeds from issuance of common stock          7,768         317
                                                  -------- -----------

     Net cash provided by financing
      activities                                   38,191      88,576
                                                  -------- -----------

     Net (decrease) increase in cash and
      cash equivalents                            (18,722)      4,786

Cash and cash equivalents at beginning of
 year                                              29,019       3,662
                                                  -------- -----------

Cash and cash equivalents at end of period       $ 10,297 $     8,448
                                                  ======== ===========




                     GIBRALTAR STEEL CORPORATION
                         Segment Information
                            (in thousands)
                                     Three Months Ended June 30,
                               ---------------------------------------
                                                           Increase
                                                          (Decrease)
                                   2004        2003        $      %
                                ----------- ----------- ------- ------
                                (unaudited) (unaudited)

Net Sales
     Processed steel           $    89,280 $    69,510 $19,770   28.4%
     Building products             136,734     111,984  24,750   22.1%
     Heat treating                  31,471      21,912   9,559   43.6%
                                ----------- ----------- -------

Total Sales                        257,485     203,406  54,079   26.6%

Income from Operations
     Processed steel           $    10,449 $     6,304 $ 4,145   65.8%
     Building products              20,243      13,460   6,783   50.4%
     Heat treating                   4,829       2,320   2,509  108.1%
     Corporate                      (7,940)     (4,765) (3,175) -66.6%
                                ----------- ----------- -------

Total Operating Income              27,581      17,319  10,262   59.3%

Operating Margin
     Processed steel                  11.7%        9.1%
     Building products                14.8%       12.0%
     Heat treating                    15.3%       10.6%

                                     Six Months Ended June 30,
                              ----------------------------------------
                                                         Increase
                                                        (Decrease)
                                   2004        2003       $        %
                               ----------- ----------- --------  -----
                               (unaudited) (unaudited)

Net Sales
     Processed steel          $   166,446 $   140,713 $ 25,733   18.3%
     Building products            246,057     180,279   65,778   36.5%
     Heat treating                 56,977      43,946   13,031   29.7%
                               ----------- ----------- --------

Total Sales                       469,480     364,938  104,542   28.6%

Income from Operations
     Processed steel          $    18,476 $    14,586 $  3,890   26.7%
     Building products             31,034      15,990   15,044   94.1%
     Heat treating                  8,777       5,283    3,494   66.1%
     Corporate                    (12,497)     (7,898)  (4,599) -58.2%
                               ----------- ----------- --------

Total Operating Income             45,790      27,961   17,829   63.8%

Operating Margin
     Processed steel                 11.1%       10.4%
     Building products               12.6%        8.9%
     Heat treating                   15.4%       12.0%



    CONTACT: Gibraltar
             Kenneth P. Houseknecht, 716/826-6500
             khouseknecht@gibraltar1.com